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                                                                Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors of The Dow Chemical Company:

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-91228 of The Dow Chemical Company on Form S-3 of our report dated January 22, 2001, except as to Note 17, which is as of February 6, 2001, relating to the consolidated balance sheet of Union Carbide Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2000 (not presented separately therein), appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.


/s/ KPMG LLP
KPMG LLP
Stamford, Connecticut
August 9, 2002